SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 24, 1999


                             SAC TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Minnesota                   1-13463                    41-1741861
     ---------------          ---------------------          -------------------
     (State or other          (Commission File No.)            (IRS Employer
     jurisdiction of                                         Identification No.)
     incorporation)

                        4444 West 76th Street, Suite 600
                                 Edina, MN 55435
                     ---------------------------------------
                     (Address of principal executive office)




Registrant's telephone number, including area code:  (612) 835-77080
                                                     ---------------

          (Former name or former address, if changed since last report)

ITEM 5:  OTHER EVENTS.

         As previously disclosed in the Company's filings with the Securities and Exchange Commission ("SEC"), the Company has not been in compliance with the standards required to maintain its listing on the NASDAQ SmallCap market. On April 15, 1999, the Company attended a hearing before a Nasdaq Listing Qualifications Panel on this matter. The Company has been informed of the NASDAQ Panel's decisions to delist the Company's Common Stock from the NASDAQ SmallCap market effective as of the close of business on May 24, 1999. The Company has until on or about June 8, 1999 to request a review of this ruling by the NASDAQ Listing and Hearing Review Council which will not stay the Panel's decision. The Company is currently evaluating the merits of requesting such a review. The Company remains subject to the reporting requirements of the Securities and Exchange Act of 1934 and accordingly, will continue to timely file quarterly, annual and all other required reports with the SEC.

         As previously disclosed in the Company's press releases and filings with SEC, the delisting of the Company's Common Stock from the NASDAQ SmallCap Market, is an event of default under the Company's outstanding $2,500,000 Principal Amount 5% Convertible Debenture (the "Debenture"). In the event that the trading of the Company's shares is not reinstated by June 3, 1999, the holder of the Debenture has the right to accelerate the Company's obligation to repay the entire outstanding principal amount (which is approximately $1,500,000) and all accrued interest such that it becomes immediately due and payable. In the event that the holder of the Debenture makes such a demand, the applicable interest rate will be increased from 5% to 9%. The Company does not have the financial resources to repay such indebtedness.

         The Company's Common Stock is eligible for immediate quotation and trading on the OTC Electronic Bulletin Board which is expected to commence today. The Company's Common Stock will be quoted and traded under its current trading symbol "SACM". If the Company's Common Stock continues to trade below $5.00, it will be subject to SEC Rules and Regulations which impose substantial limitations upon the manner in which certain low priced securities or "penny stocks" are publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith and requires certain broker/dealers recommending such securities to make a special written suitability determination for a purchaser and receive a purchaser's written agreement to a transaction prior to sale.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 25, 1999                     SAC TECHNOLOGIES, INC.


                                         BY:/s/Barry M. Wendt
                                            -----------------------------------
                                                  Barry M. Wendt
                                                  Chief Executive Officer